                                                                      EXHIBIT 15


                   LETTER RE: UNAUDITED FINANCIAL INFORMATION

                             ACKNOWLEDGMENT LETTER

                               December 20, 1995


The Board of Directors
Witco Corporation

             We are aware of the incorporation by reference in the Registration Statement on Form S-3 of Witco Corporation for the registration of common stock, preferred stock and debt securities of our report dated November 10, 1995 relating to the unaudited condensed consolidated financial statements of Witco Corporation and Subsidiary Companies which are included in its Form 10-Q for the quarter ended September 30, 1995.

             Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                  ERNST & YOUNG LLP


Stamford, Connecticut